                                              Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Baldor Electric Company and affiliates of our report dated January 31, 2003 (except for Note B and Note M, as to which the date is March 5, 2003), included in the 2002 Annual Report to Shareholders of Baldor Electric Company and affiliates.

Our audits also included the financial statement schedule of Baldor Electric Company and affiliates listed in Item 15(a).
This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-16766) pertaining to the Baldor Electric Company 1987 Incentive Stock Plan, (Form S-8, No. 33-28239) pertaining to the Baldor Electric Company
Employee Savings Plan, (Form S-8, No. 33-36421) pertaining to the Baldor Electric Company 1989 Stock Option Plan for
Non-Employee Directors, (Forms S-8, No. 33-59281, No. 33-60731, and No. 333-62331) pertaining to the Baldor Electric
Company 1994 Incentive Stock Plan, (Form S-8, No. 333-33109) pertaining to the Baldor Electric Company 1996 Stock Option
Plan for Non-Employee Directors, (Form S-8, No. 333-33287) pertaining to the Baldor Electric Company Employees' Profit
Sharing and Savings Plan, and (Form S-8, No. 333-67474) pertaining to the Stock Option Plan for Non-Employee Directors,
of our report dated January 31, 2003 (except for Note B and Note M, as to which the date is March 5, 2003), with respect to the consolidated financial statements of Baldor Electric Company and affiliates incorporated by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report
(Form 10-K) for the year ended December 28, 2002.

                  /s/ Ernst & Young LLP

Little Rock, Arkansas
March 27, 2003